As filed with the Securities and Exchange Commission on June 2, 2000
                                                      Registration No. 333-33830
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   TO FORM S-4
                                   ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                         THE HAIN CELESTIAL GROUP, INC.
                  (formerly known as The Hain Food Group, Inc.)
             (Exact name of registrant as specified in its charter)

           Delaware                               22-3240619
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)              Identification Number)

     50 Charles Lindbergh Boulevard
           Uniondale, New York                                 11553
(Address of principal executive offices)                    (Zip Code)

                           CELESTIAL SEASONINGS, INC.
                          1993 Long-Term Incentive Plan
                  1994 Non-Employee Director Compensation Plan
                    Stock Option Agreement dated July 8, 1993
                      Option Agreement dated June 13, 1997
                   Stock Option Agreement dated June 16, 1997
                           (Full titles of the plans)

                                 Irwin D. Simon
                             Chairman of the Board,
                      President and Chief Executive Officer
                         The Hain Celestial Group, Inc.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                     (Name and address of agent for service)
                                 (516) 237-6200
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    copy to:
                               Roger Meltzer, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
 Title of Securities to be     Amount to be          Proposed Maximum        Proposed Maximum Aggregate       Amount of
        Registered              Registered       Offering Price Per Share(1)     Offering Price (1)      Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value    1,610,670 shares               N/A                         N/A                      N/A
      $.01 per share
=============================================================================================================================

(1) This Post-Effective Amendment No. 1 to Form S-4 on Form S-8 covers 1,610,670 shares of the Registrant's common stock, par value $.01 per share, originally registered on the Registration Statement on Form S-4 to which this Post Effective Amendment relates. These 1,610,670 shares of common stock are issuable pursuant to options granted under Celestial Seasonings, Inc.'s 1993 Long-Term Incentive Plan, 1994 Non-Employee Director Compensation Plan, Stock Option Agreement dated July 8, 1993, Option Agreement dated June 13, 1997 and Stock Option Agreement dated June 16, 1997 (the "Plans"). See "Purpose of Amendment."

(2) The registrant previously paid $84,242 upon the initial filing of the Registration Statement to register 12,272,914 shares of common stock issuable to the stockholders of Celestial Seasonings, Inc., including the 1,610,670 shares of common stock which may be issued pursuant to the Plans.

                              Purpose of Amendment

     The purpose of this Post Effective Amendment No. 1 is to register on Form S-8 1,610,670 shares of common stock, par value $.01 per share, of The Hain Celestial Group, Inc. (formerly The Hain Food Group, Inc.), a Delaware corporation ("Hain" or "Registrant") previously registered on Form S-4 (Registration No. 333-33830) for issuance pursuant to options granted under the Celestial Seasonings, Inc. ("Celestial") 1993 Long-Term Incentive Plan, 1994 Non-Employee Director Compensation Plan, Stock Option Agreement dated July 8, 1993 between Celestial and Ron Davis, Option Agreement dated June 13, 1997 between Celestial and Mo Siegel, and Stock Option Agreement dated June 16, 1997 between Celestial and Stephen B. Hughes (the "Plans"). The Plans have been assumed by Hain under the terms and conditions of the Agreement and Plan of Merger dated as of March 5, 2000 between the Registrant and Celestial which provided for the merger of a Hain subsidiary with and into Celestial. The merger was consummated on May 30, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE.

     The following documents have been filed by The Hain Celestial Group, Inc. (formerly The Hain Food Group, Inc.) ("Hain" or the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (1) The description of Hain's Common Stock contained in Hain's Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

     (2) Hain's annual report on Form 10-K filed with the Commission for the fiscal year ended June 30, 1999;

     (3) Hain's quarterly reports on Form 10-Q filed with the Commission for the three-month period ended September 30, 1999, the six-month period ended December 31, 1999 and the nine-month period ended March 31, 2000; and

     (4) Hain's current report on Form 8-K dated April 27, 1999, as amended by Amendment No. 3 thereto dated June 18, 1999, and Hain's current reports on Form 8-K dated September 27, 1999 and March 13, 2000.

     The following documents have been filed by Celestial Seasonings, Inc. ("Celestial") with the Commission and are hereby incorporated by reference in this Registration Statement:

     (1) Celestial's annual report on Form 10-K/A filed with the Commission for the fiscal year ended September 30, 1999;

     (2) Celestial's quarterly report on Form 10-Q filed with the Commission for the three-month period ended December 31, 1999 and the six-month period ended March 31, 2000; and

     (3)  Celestial's current report on Form 8-K dated March 14, 2000.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such state-ment. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the certificate of incorporation of the Registrant eliminates the personal liability of directors or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of the Registrant does not apply to (a) any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of the Registrant's certificate of incorporation and Article VI of the Registrant's by-laws provide for the Registrant to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                  Description

4.1  Celestial Seasonings, Inc. 1993 Long Term Incentive Plan.

4.2  Celestial Seasonings, Inc. 1994 Non-Employee Director Compensation Plan.

4.3  Stock Option Agreement dated July 8, 1993 between Celestial and Ron Davis.

4.4  Option Agreement dated June 13, 1997 between Celestial and Mo Siegel.

4.5 Stock Option Agreement dated June 16, 1997 between Celestial and Stephen B. Hughes.

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23.1 Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

23.3 Consent of Deloitte & Touche LLP, Independent Auditors.

23.4 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24* Powers of Attorney authorizing execution of this Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to the Registration Statement).


-------------------------------

*        Previously filed.

ITEM 9. UNDERTAKINGS.

     The undersigned hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any Prospectus required by Section 10 (a) (3) of the Securities Act;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Uniondale, State of New York, on this 2nd day of June 2000.

                             THE HAIN CELESTIAL GROUP, INC.
                             (REGISTRANT)



                             By: /s/ Gary M. Jacobs
                                 ---------------------------------------------
                                 Name:  Gary M. Jacobs
                                 Title:    Chief Financial Officer, Treasurer
                                           and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.



/s/ Irwin D. Simon*                                   Chairman of the Board of Directors,          June 2, 2000
----------------------------------------------        President and Chief Executive Officer
  Irwin D. Simon                                      (Principal Executive Officer)

                                                      Vice Chairman of the Board of                June 2, 2000
----------------------------------------------        Directors
  Mo Siegel

/s/ Andrew R. Heyer*                                  Director                                     June 2, 2000
----------------------------------------------
  Andrew R. Heyer

/s/ Gary M. Jacobs                                    Chief Financial Officer, Treasurer           June 2, 2000
----------------------------------------------        and Secretary
  Gary M. Jacobs                                      (Principal Financial and Accounting
                                                      Officer)

/s/ Beth L. Bronner*                                  Director                                     June 2, 2000
----------------------------------------------
  Beth L. Bronner

/s/ Jack Futterman*                                   Director                                     June 2, 2000
----------------------------------------------
  Jack Futterman

/s/ James S. Gold*                                    Director                                     June 2, 2000
----------------------------------------------
  James S. Gold

/s/ Kenneth J. Daley*                                 Director                                     June 2, 2000
----------------------------------------------
  Kenneth J. Daley

/s/ Joseph Jimenez*                                   Director                                     June 2, 2000
----------------------------------------------
  Joseph Jimenez

/s/ A.G. Malcolm Ritchie*                             Director                                     June 2, 2000
----------------------------------------------
  A.G. Malcolm Ritchie

                                                      Director                                     June 2, 2000
----------------------------------------------
  Marina Hahn

                                                      Director                                     June 2, 2000
----------------------------------------------
  Gregg A. Ostrander
*By:/s/ Gary M. Jacobs
        Gary M. Jacobs
        Attorney-in-Fact


                                INDEX TO EXHIBITS

Exhibit                      Description

4.1  Celestial Seasonings, Inc. 1993 Long-Term Incentive Plan.

4.2  Celestial Seasonings, Inc. 1994 Non-Employee Director Compensation Plan.

4.3  Stock Option Agreement dated July 8, 1993 between Celestial and Ron Davis.

4.4  Option Agreement dated June 13, 1997 between Celestial and Mo Siegel.

4.5 Stock Option Agreement dated June 16, 1997 between Celestial and Stephen B. Hughes.

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23.1 Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

23.3 Consent of Deloitte & Touche LLP, Independent Auditors.

23.4 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24* Powers of Attorney authorizing execution of this registration statement on Form S-8 on behalf of certain directors of the registrant (included on signature pages of this Registration Statement).


-------------------------------

*    Previously filed.